Exhibit 99.3

FUJIFILM Medical Systems Business
 and Acquisition Rationale

FUJIFILM Holdings Corporation
President and CEO
Shigetaka Komori

2011 December 15th

Priority Business Fields

Our Business Growth Strategy

Drive Growth in Priority Business Fields          Accelerate Overseas Growth

Realize significant growth potential
in Medical systems and Life-Science fields          Expand business in emerging markets

Medical systems/ Life-Science

Graphic Systems

Priority Business  Fields

Optical Devices

Digital Imaging

Highly Functional Materials

Document Solutions

Medical Systems and Life Science

Establishment
1934 1936 X-ray film wet dry
1971 Endoscopy
1981 Digital X-ray Diagnostic System (FCR)
1984 Clinical Chemistry System(Dri-Chem)
1989 IMAGER
1999  Medical Imaging and Information Management System (SYNAPSE)
2006 Radiopharmaceuticals
2006 Ultrasound System
2006 Skincare Products
2006 Functional Food
2007 Direct Conversion FPD
2008 Drug Development and Manufacturing
2010 Pharmaceutical Sales
2010 Regenerative Medicine

Business areas
Diagnosis
Prevention
Treatment

Comprehensive Healthcare Business

FUJIFILM

Prevention

Functional foods



Business Expansion

Functional cosmetics



Diagnosis

X-ray imaging (FCR / Films)



Endoscopes



Radio diagnostic medicine



Blood analysis systems



Business Expansion

Treatment

Medical pharmaceuticals

Toyama chemicals Co., Ltd.



Radio pharmaceuticals

FUJIFILM RI Pharma Co., Ltd.

Biotechnology-based medicine

Biotechnology antibody-based therapeutics and diagnostics

Perseus Proteomics Inc.

Regenerative medicine (alliance / 41% stake)

Japan Tissue Engineering Co., Ltd.

Pharmaceuticals and intermediates

FUJIFILM Finechemicals Co., Ltd.

R&D and sale of medicinal chemicals

FUJIFILM Pharma Co., Ltd

4

Medical Systems Business Division

Clinic
C@RNA
IT Network
Diagnostic Systems

Integrating the Healthcare Enterprise (IHE)
Integration of Medical Images
Integrated Medical Image System SYNAPSE SCOPE
SYNAPSE VINCENT  PACS SYNAPSE SYNAPSE CardioVascular nexus sif
FCR DR Mammography
X-ray Diagnostic
Radiology Dep't

Radiopharmaceuticals
Nuclear Medicine
Ultrasonograph
Cardiovascular Dept

Transnazal Endoscope
Capsule Endoscope
Endoscopic Diagnosis
Physical Testing Dept

District Core Hospital
FUJI XEROX
Integrated Management Solution for Medical Records (DACS)

Ultrasound Market

FUJIFILM

Increasing need for

- Non-invasive solutions
- Compact equipment / less facility expenditure
- Highly versatile devices



\450billion
\50 billion
\530billion
\85 billion
2014（estimated)
Further growth

2009

Hand-carried ultrasound market CAGR 10%+

Source：InMedica
“The World Market for Ultrasound Imaging Equipment”

6

Acquisition of SonoSite, Inc., a world leader in
point-of-care ultrasound products

FUJIFILM Corporation
Director, Senior Vice President
General Manager,
Medical Systems Business Division
Kouichi Tamai

2011 December 15th

Global Ultrasound Equipment Market

WW share in all US market (2009)
SonoSite, 4.2%
Mindray, 3.1%
others, 5.8%
Growth Rate 3.3%/year
Esaote, 5.4%
Medison (Samsung), 5.9%
Siemens, 9.7%
GE, 23.2%
Phillips, 20.7%
Toshiba, 10.8%
Hitach ALOKA, 11.2%

WW share in hand-carried US market (2009)
Growth Rate 10.7%/year
Siemens, 1.9%
others, 2.2%
Terason, 3.0%
Mindray, 4.9%
GE, 51.0%
SonoSite, 37.0%
WW Share:NO.2
Mainly for Point of Care* (Medical Treatment)
Mainly for Diagnosis (Medical examination)

*Point of Care (POC)
Medical practitioners making
judgment on treatment policy and
administering the treatment on site.

Source:InMedica The World Market for Ultrasound Imaging Equipment

About SonoSite, Inc.

Company Name:  SonoSite, Inc.

Establishment:  April 6th, 1998

WW headquarters: Bothell, Washington, USA

President and CEO: Kevin Goodwin

Revenue(2010):  $275 million

Operating Income(2010): $27 million

Number of Employees: 878  (as of end of 2010)

Global Network:  USA, Japan, Canada, Australia,
   France, Italy, Spain, UK, India

Key Strengths

Large market share in hand-carried ultrasound equipment
Strong product development capabilities that address real needs of customers
Pioneer in POC-market and 2nd largest in hand-carried ultrasound equipment

Pioneer in miniaturization and ruggedization technologies
ASIC design technology, necessary for reduction in size and weight

Low-cost and stable production technology
Innovative manufacturing technology of transducers and
a simple unified platform to achieve stable production at low cost

Technologies for the future
Photoacoustics Imaging for next generation diagnostic solutions
Ultra High Frequency transducers for high image resolution

Revenue Growth

CAGR 24% (00-10)

US$ millions
400
350
300
250
200
150
100
50
0

1998 1.0
1999 10.3
2000 32.0
2001 45.7
2002 73.0
2003 84.8
2004 115.8
2005 147.5
2006 171.1
2007 205.1
2008 243.5
2009 227.4
2010 275.0

Anticipated Synergies

FUJIFILM

1 R&D

Combination of SonoSite's ASIC design technology, cutting-edge high frequency transducers and Photoacoustics Imaging technology and Fujifilm's imaging and laser technology will see products benefit from compact size and improved image quality.

2 Production

Incorporating a unified low-cost platform based on SonoSite's innovative manufacturing technology into products for diagnostic and POC markets will deliver price-competitive products from both companies.

3 Marketing

Mutually utilizing each others' sales operation bases and agency networks worldwide will drive geographic expansion.

12

Outline of the Acquisition

FUJIFILM

Method: FUJIFILM, through a U.S. subsidiary, will commence a tender offer for all outstanding Sonosite's common shares, which are quoted on U.S. NASDAQ. FUJIFILM US holding company's subsidiary will purchase all the shares tendered into the offer, and will acquire all remaining shares through a second-step merger.

Offer Price: US$54.00 per share

75.4% premium over the closing price on November 2, 2011 the last trading day before sale-related news reports.

44.2% premium over SonoSite's average stock price over the three months ended December 14, 2011.

Total acquisition value around US$995million (around 76.6 billion Yen), including amounts payable in connections with SonoSite's convertible debt.

Offer Period: The public tender offer is to be launched within 20 business days from the conclusion date of the merger agreement (December 15th 2011, US time), and will remain open for a period of 21 business days. (Tender period may be extended.)

Note: This transaction was unanimously approved by the Boards of Directors of both companies.

13

FUJIFILM

Cautionary Statement Regarding Forward-Looking Statements
This presentation contains forward-looking statements that reflect Fujifilm
Holdings plans and expectations. These forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause Fujifilm Holdings and
SonoSite, Inc.s actual results, performance, achievements or financial position to be materially different from any future results, performance, achievements or financial position expressed or implied by these forward-looking statements. These forward-looking statements may be identified by words such as believes, expects, anticipates, projects, intends, should, seeks, estimates, future or similar expressions or by discussion of, among other things, strategy, goals, plans or intentions. Actual results may differ materially in the future from those reflected in forward-looking statements contained in this document, due to various factors including but not limited to: failure to obtain sufficient shares in the tender offer to meet  the minimum condition; inability to obtain some or all necessary regulatory approvals or to fulfill any other condition to the closing of the Tender Offer or the Merger; changes in laws or accounting standards, or other changes in the business environment relevant to the parties; challenges in executing our business strategies; the effects of financial instability or other changes in general economic or industry conditions; and other risks to consummation of the Tender Offer or the Merger.

Note to Investors
The tender offer to purchase shares of SonoSite common stock referenced in this press release has not yet commenced, and this press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities.
The tender offer to purchase shares of SonoSite common stock will be made only pursuant to a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer (the Tender Offer Statement), which Fujifilm will file with the
SEC and mail to SonoSite stockholders.  At the time the tender offer is commenced, Security holders of SonoSite are advised to read the Tender Offer
Statement when it becomes available, because it will contain important information about the tender offer.  Investors and security holders of
SonoSite also are advised that they may obtain free copies of the Tender Offer
Statement and other documents filed by Fujifilm with the SEC (when these documents become available) on the SEC's website at http://www.sec.gov.  In addition, free copies of the Tender Offer Statement and related materials may be obtained (when these documents become available) from Fujifilm Holdings website at http://www.fujifilmholdings.com/en/investors/index.html.